UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55415 (Commission File Number)	99-0376434 (I.R.S. Employer Identification Number)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts (Address of Principal Executive Offices)	02140 (Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to IP Security Agreement

On October 23, 2017, Enumeral Biomedical Holdings, Inc. (the “Company”) and Enumeral Biomedical Corp., a wholly-owned subsidiary of the Company (the “Subsidiary” and, together with the Company, the “Grantors”) entered into Amendment No. 1 to Intellectual Property Security Agreement (the “Amendment”) with certain Subscribers (as defined below). The Amendment amends that certain Intellectual Property Security Agreement (the “Security Agreement”), dated as of May 19, 2017, by and among the Grantors, those persons and entities (each, a “Subscriber” and, collectively, the “Subscribers”) named in the Omnibus Signature Pages to that certain Subscription Agreement, dated as of May 19, 2017, between the Company and the Subscribers, relating to units consisting of the Company’s 12% Senior Convertible Secured Promissory Notes (the “Notes”) and warrants to purchase shares of the Company’s common stock, and Intuitive Venture Partners, LLC, in its capacity as the collateral agent for the noteholders.

The Subscribers who entered into the Amendment constitute Majority Holders (as defined in the Security Agreement).

Pursuant to the terms of the Amendment, the Security Agreement is amended to exclude from the definition of collateral in the Security Agreement all intellectual property and other assets related to (a) the Grantors’ TIM-3 antibody program, including but not limited to provisional patent application number 62/470855 filed on or about March 13, 2017 (collectively, the “TIM-3 Assets”), and (b) the Grantors’ CD39 antibody program (the “CD39 Assets” and, together with the TIM-3 Assets, the “Excluded Assets”), and to terminate the security interest held by the holders of the Notes in such Excluded Assets.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Asset Purchase Agreement

On October 27, 2017, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Elpiscience Biopharmaceuticals, Inc. (the “Buyer”). Pursuant to the terms of the Purchase Agreement, the Company sold, assigned and transferred all of its right, title and interest in and to specified assets of the Company’s TIM-3 antibody program and CD39 antibody program in consideration for a cash payment from the Buyer in the amount of $300,000. The Purchase Agreement also includes customary representations and warranties.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017. The Company intends to seek confidential treatment for certain portions of the Purchase Agreement.

As of the date of this filing, and after giving effect to the net proceeds from the Purchase Agreement described above, the Company does not have sufficient cash resources to continue to fund its operations and pay all of its outstanding creditors. The Company is continuing the process of winding down its operations, disposing of its remaining assets, and resolving its outstanding debts. The Company’s liquidity is dependent on its ability to manage all elements of this process in a manner favorable to the Company. As the Company winds down its operations, it continues to consider possible transactions pursuant to which it may sell its remaining assets, and/or effect a strategic transaction, such as a merger. If the Company is unable to effect one or more such transactions, the Company may be compelled to commence liquidation or bankruptcy proceedings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Amendment No. 1 to Intellectual Property Security Agreement, dated as of October 23, 2017, by and among Enumeral Biomedical Holdings, Inc., Enumeral Biomedical Corp., and certain Subscribers who constitute Majority Holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated:	October 27, 2017	By:	/s/	Kevin G. Sarney
			Name:	Kevin G. Sarney
			Title:	Interim Chief Executive Officer and
President, Vice President of Finance,
Chief Accounting Officer and
Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Form of Amendment No. 1 to Intellectual Property Security Agreement, dated as of October 23, 2017, by and among Enumeral Biomedical Holdings, Inc., Enumeral Biomedical Corp., and certain Subscribers who constitute Majority Holders.